UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2013

LEAR CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21557 Telegraph Road, Southfield, MI 48033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 447-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 25, 2013, Lear Corporation (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (“Dealer”) to repurchase the Company’s common stock as part of the Company’s existing share repurchase program.

Under the ASR Agreement, the Company will pay an initial purchase price of $800 million to Dealer, and will receive an initial delivery of approximately 12 million shares of its common stock. The actual number of shares of its common stock that the Company will repurchase under the ASR Agreement will be determined based on the arithmetic average of Rule 10b-18 volume weighted average prices of its common stock less a specified discount over the pricing period. The pricing period is scheduled to end in approximately 11 months, but may conclude earlier at Dealer’s option. If the actual number of shares to be repurchased under the ASR Agreement exceeds the number of shares initially delivered to the Company, the Company will receive from Dealer a number of additional shares equal to the amount of such excess following conclusion of the pricing period. If the number of shares initially delivered exceeds the actual number of shares to be repurchased under the ASR Agreement, the Company will, at its option, (1) deliver a number of shares equal to the amount of such excess and provide for registered resale of such shares by Dealer, (2) pay to Dealer an amount in cash equal to the value of such shares, as determined over a valuation period following the conclusion of the pricing period or (3) deliver a number of shares with a value equal to such cash amount under customary private placement procedures.

The ASR Agreement contains certain customary terms for agreements of its type, including adjustments to the terms of the ASR Agreement upon the occurrence of certain events involving the Company or its common stock and setting forth certain circumstances under which the pricing period may be extended or the ASR Agreement may be unwound early.

From time to time, Dealer and its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

A copy of the ASR Agreement is attached as Exhibit 10.1 hereto, and incorporated by reference herein. The foregoing description of the ASR Agreement is qualified in its entirety by reference to the text of the ASR Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement Re: Accelerated Share Repurchase between Citibank, N.A. and Lear Corporation dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAR CORPORATION

Date: April 29, 2013	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement Re: Accelerated Share Repurchase between Citibank, N.A. and Lear Corporation dated April 25, 2013.